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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 10, 1997, except as to the paragraph of Note 1 entitled "Per share information" and Note 12, which are as of February 12, 1998, relating to the financial statements of May & Speh, Inc. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Chicago, Illinois
March 4, 1998